Exhibit 99.1

CyrusOne Inc. Announces Pricing of Secondary Public Offering of Common Stock by Cincinnati Bell Inc.

DALLAS  —  December 9, 2015 — CyrusOne Inc. (NASDAQ:CONE) (“CyrusOne”) announced today that it has priced a public offering of 1,350,000 of its shares at a price to the public of $35.85 per share for total gross proceeds (before the underwriter’s discounts and estimated expenses) of $48,397,500. All of the shares of common stock were offered by a subsidiary of Cincinnati Bell Inc. (“Cincinnati Bell”). CyrusOne will not receive any proceeds from the offering. Closing of the offering is expected to occur on or about December 14, 2015, subject to customary closing conditions. The total number of shares of CyrusOne’s outstanding common stock will not change as a result of this offering.

Citigroup is acting as the sole underwriter for the offering.

Upon completion of this offering, Cincinnati Bell expects to effectively own approximately 9.5% of CyrusOne through its interests in the outstanding shares of common stock of CyrusOne and its interests in the common units of limited partnership interest of CyrusOne LP, which are exchangeable into shares of common stock of CyrusOne on a one-for-one basis.

The shares are being offered pursuant to a shelf registration statement that has been declared effective by the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and accompanying prospectus. The preliminary prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the preliminary prospectus supplement and the final prospectus supplement, when available, along with the accompanying prospectus related to the offering may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (800) 831-9146.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CyrusOne

CyrusOne (NASDAQ:CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 925 customers, including nine of the Fortune 20 and 169 of the Fortune 1000 companies.

CyrusOne’s data center offerings provide the flexibility, reliability and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management and service delivery throughout its more than 30 data centers worldwide.

Safe Harbor

This release contains forward-looking statements regarding future events and CyrusOne’s future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which CyrusOne operates and the beliefs and assumptions of its management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of CyrusOne’s future financial performance, its anticipated growth and trends in its businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause CyrusOne’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents CyrusOne files with the SEC. More information on potential risks and uncertainties is available in CyrusOne’s recent filings with the SEC, including CyrusOne’s Form 10-K report and Form 10-Q and Form 8-K reports and its registration statement (No. 333-194770 on Form S-3). Actual results may differ materially and adversely from those expressed in any forward-looking statements. CyrusOne undertakes no obligation to revise or update any forward-looking statements for any reason.

Source: CyrusOne Inc.

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Investor Relations

Michael Schafer

972-350-0060

investorrelations@cyrusone.com

Media

Jacob Smith

513-671-3811

cyrusone@gyro.com